UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2009

Pure Earth, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	000-53287	84-1385335
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Neshaminy Interplex, Suite 201, Trevose, Pennsylvania	19053
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 639-8755

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

We held our 2009 Annual Meeting of Stockholders on Wednesday, June 17, 2009 at 2:00 p.m., local time, at the Radisson Hotel Philadelphia Northeast, located at 2400 Old Lincoln Highway, Trevose, Pennsylvania 19053.

At the 2009 annual meeting, our stockholders took the following actions:

•	Our stockholders re-elected Charles M. Hallinan as a Class II director, to serve until our 2011 Annual Meeting of Stockholders, and until his successor has been elected or qualified or until his earlier death, resignation or removal.

•	Our stockholders re-elected Brent Kopenhaver as a Class III director, to serve until our 2012 Annual Meeting of Stockholders, and until his successor has been elected and qualified or until his earlier death, resignation or removal.

•	The stockholders ratified the appointment of Marcum LLP (formerly Marcum & Kliegman LLP) as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Effective June 1, 2009, each of Mr. Alsentzer, the President and Chief Executive Officer of Pure Earth, Inc. and Mr. Kopenhaver, our Chairman, Executive Vice President, Chief Financial Officer and Treasurer, and Joseph T. Kotrosits, our Senior Vice President of Transportation Services and Secretary, agreed to voluntarily reduce their salaries by 15% for Mr. Alsentzer to $245,438 and Mr. Kopenhaver to $182,963 and by 10% for Mr. Kotrosits to $135,000. These reductions will be in effect for 90 days, after which time the executive officers and the Company will review the Company’s operating results to determine whether the salary reductions will continue beyond the 90 day period. All other terms and conditions in Mr. Alsentzer’s and Mr. Kopenhaver’s employment contracts remain in effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURE EARTH, INC.

Date: June 22, 2009	By:	/s/ Brent Kopenhaver

	Name:	Brent Kopenhaver
	Title:	Chairman, Executive Vice President, Chief Financial Officer and Treasurer